PRIVATE PLACEMENT AGREEMENT

GLOBALINK, LTD.

(TRADING SYMBOL: OTCQB:GOBK)

This Agreement is made on the _____ day of ______, 20___ and is signed and sealed in Vancouver, Canada and Beijing, China in counterparts:

Between

The Issuer: Globalink, Ltd., a United States public company registered in the State of Nevada, United States of America and is quoted in the Nasdaq's Over-The-Counter QB exchange, under the trading symbol: GOBK:OTCQB.

And

The Investor: ________ a Chinese citizen, holder of China passport No. ______and a private person and businessman, with address located at __________________________________, China

Whereas

1. The investor wishes to invest US$__________ into the United States public company Globalink Ltd., by purchasing restrictive common stocks of Globalink Ltd.

2. The current total corporate securities of Globalink Ltd. issued and outstanding is ________ Common Shares. The total authorized securities of Globalink Ltd. consists of 500,000,000 Common Shares at a par value of US$0.0002 per share.

3. The total number of registered tradable shares is _______ Common Shares as of to date. These are freely tradable shares without restrictions.

4. The restrictive shares are withheld from trading for a period of 6 months after which the restrictive legend may be removed and the shares registered for free trading.

5. The market price of the Globalink Ltd. securities have traded sporadically ranging from a low of US$___ to a high of US$_____ per share in the past year with no corporate media releases pertaining to corporate activities.

6. Globalink Ltd. is in the negotiation stages for a large development project as well as preparation of necessary documents for raising capital for expansion of existing project and implementation of the anticipated development project.

1

Now Therefore The Issuer Globalink Ltd. proposes the following terms and conditions:

1.	For the purposes of investors purchasing securities of Globalink Ltd., the Board of Directors has set the purchasing price at US$___ per share which reflects the average market price of the past year.

2.	The proposed investment of US$______ to purchase Globalink Ltd. securities would result in the issuance of _________ restrictive common shares of the company to the investor, which in the presence of total issued and outstanding shares of ________, of which the current _________ shares is included, is ______% of all issued and outstanding shares.

3.	Due to the recent significant investments by investors to purchase the securities of Globalink Ltd., the present Board of Directors had been re-organized with new CEO, CFO and directors to undertake new projects proposed by the new Board of Directors.

4.	The new Board has established a new master plan for marketing, promotion, investor relations, IPO/DPO to raise capital for expansion of Globalink Ltd's wholly-owned subsidiary of OneWorld travel agency and the already commenced Chinese commercial gingko leave project, as well as the contemplated IT research and development in early warning health software and hardware project and other contemplated viable projects.

5.	The new Board cooperates, assists and coordinates in preparing the Chinese commercial gingko leave health project, and IT software and hardware health monitoring systems project to be acquired by Globalink Ltd. in the future.

2

Both the Issuer and the Investor herewith agree to all the above terms and conditions and acknowledge their acceptance by means of their signatures and seals as indicated hereunder.

The Issuer:

GLOBALINK LTD.

Company Seal

Hin Kwok Sheung, CEO/Director	Robing Young, Secretary/Director

The Investor:	Witness:
X

This Agreement contains three (3) Exhibits titled “ Exhibit A: Securities Subscription Agreement”; "Exhibit B: Suitability Letter" and "Exhibit C: Investment Letter" which require execution.

3

Exhibit A

PRIVATE OFFERING

SECURITIES SUBSCRIPTION AGREEMENT

GLOBALINK LTD. (The “Issuer”)

The undersigned purchaser (the “Purchaser”) hereby irrevocably and unconditionally subscribe to and agrees to purchase _____ units of common shares (the “Shares”), each unit consists of _____ shares in the capital stock of the Issuer at a price of US$________ per Unit, for an aggregate acquisition cost to the Purchaser of US$ _________ (the “Funds”), upon and subject to the terms and conditions set out in the following page.

THE PURCHASER

Name of the Purchaser (Please Print)		Signature of Individual Purchaser or Authorized Signatory of the Purchaser (if Purchaser is not An individual)

Address of Purchaser

Signature of Witness (if Purchaser is an Individual)

Name of Contact Person (If Purchaser is Not an Individual)		Name of Witness (Please Print)

Affix Corporate Seal
Telephone No. of Purchaser or Contact Person		(If Purchase is a Corporation)

Email Address of Purchase or Contact Person

4

Please complete the following section if you require the certificate(s) representing the Shares to appear in the name of an intermediary, such as your broker or RRSP, or require that the certificates be delivered to an address other than the address shown above.

REGISTRATION INSTRUCTIONS	DELIVERY INSTRUCTIONS
☐ Same as above, or	☐ Same as above, or

Name to appear on Certificate (please print)	Name and account reference if applicable

Account reference if applicable	Name of Contact Person (please print)

Address of Intermediary	Delivery Address

EXECUTED by the Purchaser this __________ day of ____________________ ,20___

ACCEPTED and EXECUTED by the Issuer this ___________day of ___________________, 20____

5

 GLOBALINK LTD.

Per:

Authorized Signatory	Authorized Signatory

6

GLOBALINK LTD.

(The “Issuer”)

Pursuant to the Issuer being declared effective as a SB2 United States public company by the Securities Exchange and Commission of the United States of America, the Issuer hereby initiates to sell its common shares to the Purchaser for the number and the price as stated above under the form of Private Offering Exemption of Section 4(2) of the Securities Act.

Section 4(2) of the Securities Act exempts from registration “transactions by an issuer not involving any public offering.” To qualify for this exemption, the purchasers of the securities must:

•	have enough knowledge and experience in finance and business matters to evaluate the risks and merits of the investment (the “sophisticated investor”), or be able to bear the investment’s economic risk;
•	have access to the type of information normally provided in a prospectus; and
•	agree not to resell or distribute the securities to the public during the holding period of 6 months.

The undersigned Purchaser hereby irrevocably agrees to purchase the number of shares and at the price stated in the foregoing. The Purchaser understands that a formal Share Certificate stipulating the number of shares will be formally issued by the Issuer's Transfer Agent at a later date. The Purchaser further understands that the securities being offered are restricted securities for a period of 6 months.

The Purchaser understands that the Issuer’s mission and business plan is to complete the e-hotel booking websites and thereafter market and expand into the internet and e-commerce related fields of the travel industry, from business to business and business to consumers.

The Purchaser confirms that he/it is a “sophisticated investor”, has the necessary assets and is aware and understands the high degree of risk associated with investment into a relatively new company. The Purchaser acknowledges that it/he has had the opportunity to ask questions of the Issuer’s executive officers, has received all information requested concerning the Issuer and is thoroughly familiar with the Issuer, its business goal, its operations and its financial conditions.

The Purchaser understands that no representations or warranties have been made to the Purchaser, or to its/his advisors, by the Issuer or its officers, directors, employees or representatives with respect to the businesses of the Issuer, the financial conditions of the Issuer, and/or the economic, tax or other aspects or consequences of the issuer in the offering of these securities. The Purchaser acknowledges that it/he, has carefully considered the risks involved in the purchase of the securities being offered hereby prior to subscribing for the securities.

7

The Purchaser further understands and the Issuer represents that the execution, delivery and performance by the Issuer of this Agreement has been duly authorized by all required corporate actions on the part of the Issuer. The Issuer is not in violation or default under, nor will its execution, delivery and performance of this Agreement result in a violation of or constitute a default under, its Certificate of Incorporation or Bylaws or any material instrument of indebtedness, mortgage or security agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except such violations or defaults which would not have a material adverse effect on its businesses or financial conditions.

All parties privy to this Agreement understand and accept that photocopies of the executed Agreement shall have equal solemnity as the original Agreement.

Dated this ______ day of ______ , 20____

8

Exhibit B

SUITABILITY LETTER

TO: GLOBALINK, LTD.

I make the following representations with the intent that they may be relied on by Globalink, Ltd. (the “Company”), in determining my suitability as a purchaser of securities of the Company.

1.                   I have had the opportunity to ask questions of, and receive answers and information, from the officers of the Company and I deemed such information sufficient to make an investment decision in the Company.

2.                   I have such knowledge and experience in business and financial matters that I am capable of evaluating the Company, its business activities, and the risks and merits of this prospective investment, and I am not utilizing a purchaser representative (as defined in regulation D (“Regulation D”) promulgated pursuant to the Securities Act of 1933, as amended (the “Securities Act”)) in connection with the evaluation of such risks and merits, except as set forth in paragraph 3.

3.                   I shall provide a separate written statement from each purchaser representative on the Purchaser Representative Acknowledgment Form available from the Company, in which is disclosed (i) the relationship of the purchaser representative with the Company, if any, which has existed at any time during the previous two (2) years, and compensation received or to be received as a result of such relationship, and (ii) the education, experience, and knowledge in financial and business matters which enables the purchaser representative to evaluate the relative merits and risks of an investment in the Company.

4.                   The undersigned and the purchaser representatives listed above, if any, together have such knowledge and experience in financial and business matters that they are capable of evaluating the Company and the proposed activities thereof and the merits and risks of this prospective investment.

5.                   I have adequate means of providing for my current needs and possible personal contingencies and have no need in the foreseeable future for liquidity of an investment in the Company.

6.                   Instructions: Complete either (a) or (b) below, as applicable:

(a)                 FOR ACCREDITED INVESTORS. I confirm that I am an “accredited investor” as defined under rule 501 of Regulation D, as checked below:

(i)                  Any bank as defined in section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(13) of the Securities Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any small business investment company licensed by the U. S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

☐ Yes ☐ No

(ii)                Any private business development company as defined in section 302(a)(22) of the Investment Advisers Act of 1940;

☐ Yes ☐ No

(iii)              Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐ Yes ☐ No

(iv)               Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

☐ Yes ☐ No

(v)                Any natural person whose individual net worth or joint net worth with that person’s spouse, at the time of his or her purchase exceeds $1,000,000;

☐ Yes ☐ No

For purposes of category (v), the term “net worth” means the excess of total assets over total liabilities. In computing net worth for the purposes of category (v) above, the undersigned’s principal residence must be valued either at (A) cost, including the cost of improvements, net of current encumbrances upon the property or (B) the appraised value of the property as determined upon a written appraisal used by an institutional lender making a loan to the individual secured by the property, including the cost of subsequent improvements, net of current encumbrances upon the property.

(vi)               Any natural person who had an individual income in excess of $200,000 in each of the two (2) most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐ Yes ☐ No

In determining income, the undersigned should add to his or her adjusted gross income any amounts attributable to tax exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to an IRA or Keogh retirement plan, alimony payments, and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

(vii)             Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in section 230.506(b)(2)(ii); and

☐ Yes ☐ No

(viii)           Any entity in which all of the equity owners are accredited investors.

☐ Yes ☐ No

(b)                FOR NONACCREDITED INVESTORS. I am not an accredited investor.

The following information is being provided here in lieu of furnishing a personal financial statement.

(i)                  My net worth excluding principal residence, furnishings, and automobiles is at least __ times the total investment I intend to make in the Company;

(ii)                My annual disposable income, after excluding all of my personal and family living expenses and other cash requirements for current obligations, is such that the loss of my entire investment in the Company would not materially alter my standard of living;

☐ Yes ☐ No

(iii)              Considering the foregoing and all other relevant factors in my financial and personal circumstances, I am able to bear the economic risk of an investment in the Company.

☐ Yes ☐ No

7.                   I have previously been advised that I would have an opportunity to review all the pertinent facts concerning the Company, and to obtain any additional information which I might request, to the extent possible or obtainable, without unreasonable effort and expense, in order to verify the accuracy of the information provided me.

8.                   I have personally communicated or been offered the opportunity to communicate with executive officers of the Company to discuss the business and financial affairs of the Company, its products and activities, and its plans for the future. I acknowledge that if I would like to further avail myself of the opportunity to ask additional questions of the Company, the Company will make arrangements for such an opportunity on request.

9.                   I have been advised that no accountant or attorney engaged by the Company is acting as my representative, accountant, or attorney.

10.                I will hold title to my interest as follows:

☐ Community Property	☐ Separate Property

☐ Joint Tenants, with Right of Survivorship	☐ Tenants in Common

☐ Other (Single Person, Trust, etc., please indicate)

11.                I am a bona fide resident of the country of ________ The address below is my true and correct principal residence.

DATED this ___ day of _____, 20______

Name (Please Print)	Name of Joint Subscriber, If Any

Signature	Signature

Street Address	Street Address

City, State, and Zip Code	City, State, and Zip Code

Signature Signature

9

Exhibit C

INVESTMENT LETTER

GLOBALINK, LTD.

Re: Purchase of shares of Common Stock of Globalink, Ltd.

Gentlemen:

In connection with the acquisition by the undersigned of shares of Common Stock of Globalink, Ltd. (the “Securities”), the undersigned represents that the Securities are being acquired without a view to, or for, resale in connection with any distribution of such Securities or any interest therein without registration or other compliance under the Securities Act of 1933, as amended (the “Securities Act”), and that the undersigned has no direct or indirect participation in any such undertaking or in the underwriting of such an undertaking.

The undersigned understands that the Securities have not been registered, but are being acquired by reason of a specific exemption under the Securities Act as well as under certain state statutes for transactions by an issuer not involving any public offering and that any disposition of the subject Securities may, under certain circumstances, be inconsistent with this exemption and may make the undersigned an “underwriter” within the meaning of the Securities Act. It is understood that the definition of an “underwriter” focuses on the concept of “distribution” and that any subsequent disposition of the subject Securities can only be effected in transactions which are not considered distributions. Generally, the term “distribution” is considered synonymous with “public offering” or any other offer or sale involving general solicitation or general advertising. Under present law, in determining whether a distribution occurs when securities are sold into the public market, under certain circumstances one must consider the availability of public information regarding the issuer, a holding period for the securities sufficient to assure that the persons desiring to sell the securities without registration first bear the economic risk of their investment, and a limitation on the number of securities which the stockholder is permitted to sell and on the manner of sale, thereby reducing the potential impact of the sale on the trading markets. These criteria are set forth specifically in rule 144 promulgated under the Securities Act (“Rule 144”). After one (1) year from the date the Securities are fully paid for and the subscription is accepted by the issuer, all as calculated in accordance with Rule 144(d), sales of the Securities in reliance on Rule 144 can only be made in limited amounts in accordance with the terms and conditions of that rule. After two (2) years from the date the Securities are fully paid for, as calculated in accordance with Rule 144(d), it can generally be sold without meeting these conditions provided the holder is not (and has not been for the preceding three (3) months) an affiliate of the issuer.

10

Globalink, Ltd.

The undersigned acknowledges that the Securities must be held and may not be sold, transferred, or otherwise disposed of for value unless it is subsequently registered under the Securities Act or an exemption from such registration is available; the issuer is under no obligation to register the Securities under the Securities Act or under section 12 of the Securities Exchange Act of 1934, as amended, except as may be expressly agreed to by it in writing; if Rule 144 is available, and no assurance is given that it will be, initially only routine sales of such Securities in limited amounts can be made in reliance on Rule 144 in accordance with the terms and conditions of that rule; the issuer is under no obligation to the undersigned to make Rule 144 available, except as may be expressly agreed to by it in writing; in the event Rule 144 is not available, compliance with regulation A promulgated under the Securities Act or some other exemption may be required before the undersigned can sell, transfer, or otherwise dispose of such Securities without registration under the Securities Act; the issuer’s registrar and transfer agent will maintain a stop transfer order against the registration of transfer of the Securities; and the certificate representing the convertible promissory notes and warrants composing the Securities will bear a legend in substantially the following form so restricting the sale of such Securities.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ARE “RESTRICTED SECURITIES” WITHIN THE MEANING OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLYING WITH RULE 144 IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR OTHER COMPLIANCE UNDER THE SECURITIES ACT.

The issuer may refuse to register transfer of the Securities in the absence of compliance with Rule 144 unless the undersigned furnishes the issuer with a “no-action” or interpretative letter from the Securities and Exchange Commission or an opinion of counsel reasonably acceptable to the issuer stating that the transfer is proper; further, unless such letter or opinion states that the Securities are free of any restrictions under the Securities Act, the issuer may refuse to transfer the Securities to any transferee who does not furnish in writing to the issuer the same representations and agree to the same conditions with respect to such Securities as are set forth herein. The issuer may also refuse to transfer the Securities if any circumstances are present reasonably indicating that the transferee’s representations are not accurate.

Very truly yours,

Dated:	X
(Subscriber)

(Joint Subscriber)

11